SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

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Allianz RCM Global EcoTrends Fund

(Name of Registrant as Specified in its Charter)

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REMINDER NOTICE

ALLIANZ RCM GLOBAL ECOTRENDSSM FUND

May 28, 2008

Dear Shareholder:

This notice is being sent on behalf of Allianz RCM Global EcoTrendsSM Fund (the “Fund”), to remind you of the Fund’s upcoming shareholders’ meeting, which will be held on June 10, 2008, at 9.00 a.m., Eastern Time. At this time, our records indicate that you have not yet voted.

As of the date of this letter, a quorum (required number of votes) has not yet been established to hold the meeting. Without a quorum, the Fund will have to adjourn the meeting. We urge you to act promptly so that the Fund can obtain a sufficient number of votes and avoid an adjournment and additional solicitation. The Board of Directors unanimously recommends that shareholders of the Fund vote “FOR” the proposal.

Another copy of your proxy card has been enclosed with this letter for your convenience. Should you have any questions regarding the proposal please call 1-866-751-6313 and ask for Ms. Jennifer Kennedy. The following voting options below have been set up for your convenience:

1. Vote by Touch-tone Phone. You may cast your vote by telephone by calling the toll-free number attached to the enclosed proxy card.

2. Vote Through the Internet. You may cast your vote using the Internet by logging into the Internet address attached to the enclosed proxy card and following the instructions on the website.

3. Vote by Mail. You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

Again, please do not hesitate to call toll-free 1-866-751-6313 and ask for Jennifer Kennedy if you have any questions regarding this shareholder meeting.

Thank you for your assistance with this important matter.

Sincerely,

Brian S. Shlissel

President and Chief Executive Officer